Exhibit 99.1

VeriSign Reports 6% Year-Over-Year Core Revenue Growth in Third Quarter 2009

Active Domain Names, SSL Certificate Installed Base Increase in Q3

MOUNTAIN VIEW, CA – November 5, 2009 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the third quarter ended September 30, 2009.

On a GAAP basis, VeriSign reported revenue of $258 million from continuing operations for the third quarter of 2009. On a GAAP basis, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $54 million and earnings per share attributable to VeriSign, Inc. and subsidiaries of $0.28 on a diluted basis. GAAP operating margin for the third quarter was 29.1%.

On a GAAP basis, VeriSign reported segment revenue for Internet Infrastructure and Identity Services (“3IS”), or the “core” businesses of Naming Services and Authentication Services, of $257 million for the third quarter of 2009, up 1% from the prior quarter and up 6% year-over-year.

On a non-GAAP basis (which excludes items described below) for its core businesses, VeriSign reported net income attributable to VeriSign, Inc. and subsidiaries of $64 million for the third quarter of 2009 and diluted earnings per share of $0.33. Non-GAAP operating margin for the third quarter was 38.6%. A table reconciling the GAAP to the non-GAAP results reported above is appended to this release.

“We had a good quarter and we’re pleased with the strength of our core businesses both in terms of growth and operating leverage,” said Mark McLaughlin, president and chief executive officer of VeriSign. “As we enter the last quarter of 2009, and with our divestitures essentially behind us, we are focused on growing VeriSign’s core businesses.”

“Our execution over the past two years has been strong, even as we implemented a significant refocusing of the business,” said Brian Robins, chief financial officer of VeriSign. “We have continued to deliver solid revenue and earnings growth. We believe VeriSign today has the operational focus and financial flexibility we need to deliver for our customers and move the business forward.”

Business and Corporate Highlights

•	VeriSign Naming Services ended the quarter with approximately 94.9 million active domain names in the domain name base for .com and .net, representing a 6% increase year-over-year.

•	VeriSign Business Authentication Services ended the quarter with 1.20 million SSL certificates in the installed base, representing a 9% increase year-over-year.

•	VeriSign’s average daily query load increased to 54 billion in Q3 from 49 billion in Q2.

•

In October, VeriSign and RSA announced a technical and sales partnership that includes the integration by the end of December 2009 of the RSA SecurID Authentication Engine into the VeriSign Identity Protection (VIP) Authentication Service.

•

Subsequent to the end of the quarter, VeriSign completed the sales of the Global Security Consulting business, and Messaging and Mobile Media Services. The proceeds from the sales of 13 of our former non-core businesses from November 2007 to date, including the sale of the remaining interest in the Jamba joint venture, are approximately $750 million.

•	VeriSign 2009 Analyst Day will be held on November 19 in New York City. A live webcast of the event will be available at http://investor.verisign.com.

Financial Highlights

•	Revenue from discontinued operations was $41 million while the non-core Pre-Pay Billing business reported $1 million of revenue as part of continuing operations during the third quarter of 2009.

•	Transition services revenue for businesses previously divested is included in Other Income/Loss and was $1.2 million in the third quarter of 2009 compared to $1.1 million in the second quarter.

•	VeriSign ended the third quarter of 2009 with Cash, Cash Equivalents and Restricted Cash of $1.4 billion, an increase of $124 million from the prior quarter.

•

Cash flow from operations, on a consolidated basis, was approximately $105 million for the third quarter of 2009 and $222 million year-to-date, after giving effect to a reclassification of $101 million of year-to-date excess tax benefits associated with stock-based compensation from operating cash flows to financing cash flows.

•	Capital expenditures, on a consolidated basis, were approximately $25 million for the third quarter of 2009 and $66 million year-to-date.

•	Deferred revenue on September 30, 2009 totaled $881 million for continuing operations, an increase of $3 million from the prior quarter.

Non-GAAP Items

Non-GAAP results exclude the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures may not exclude these same items and as such should not be used for comparison purposes.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PST) to review the third quarter results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 981-5530 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 1432650) beginning at 7:00 p.m. (PST) on November 5 and will run through November 11. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices, market acceptance of our existing services and the current global economic downturn, the inability of VeriSign to successfully develop and market new services, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures. More information about potential factors that could affect the Company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Brad Williams, brwilliams@verisign.com, 650-426-5298

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$1,432,306	$789,068
Accounts receivable, net of allowance for doubtful accounts of $668 at September 30, 2009 and $1,208 at December 31, 2008	73,247	83,749
Prepaid expenses and other current assets	151,003	268,178
Assets held for sale	240,202	483,840

Total current assets	1,896,758	1,624,835

Property and equipment, net	372,413	385,498
Goodwill	290,214	283,109
Other intangible assets, net	24,681	35,312
Other assets	37,397	38,118

Total long-term assets	724,705	742,037

Total assets	$2,621,463	$2,366,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$246,592	$263,535
Accrued restructuring costs	5,980	28,920
Deferred revenues	656,751	629,800
Liabilities related to assets held for sale	41,455	49,160
Other current liabilities	2,712	5,463

Total current liabilities	953,490	976,878

Long-term deferred revenues	224,541	215,281
Long-term accrued restructuring costs	3,114	3,037
Convertible debentures, including contingent interest derivative	571,526	568,712
Other long-term liabilities	86,692	84,543

Total long-term liabilities	885,873	871,573

Total liabilities	1,839,363	1,848,451

Commitments and contingencies

Stockholders’ equity:
VeriSign, Inc. and subsidiaries stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 192,271,949 excluding 115,079,736 held in treasury, at September 30, 2009; and 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	307	304
Additional paid-in capital	22,009,195	21,891,786
Accumulated deficit	(21,286,483)	(21,439,988)
Accumulated other comprehensive income	9,039	17,111

Total VeriSign, Inc. and subsidiaries stockholders’ equity	732,058	469,213
Noncontrolling interest in subsidiary	50,042	49,208

Total stockholders’ equity	782,100	518,421

Total liabilities and stockholders’ equity	$2,621,463	$2,366,872

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$257,995	$245,934	$769,609	$723,232

Costs and expenses:
Cost of revenues	56,736	57,265	174,520	172,498
Sales and marketing	45,015	41,646	128,341	133,779
Research and development	24,940	21,764	72,976	70,528
General and administrative	42,634	49,677	134,721	152,742
Restructuring, impairments and other charges	10,428	5,909	15,673	107,293
Amortization of other intangible assets	3,112	2,500	9,394	7,675

Total costs and expenses	182,865	178,761	535,625	644,515

Operating income	75,130	67,173	233,984	78,717
Other loss, net	(8,669)	(13,450)	(23,228)	(22,308)

Income from continuing operations before income taxes and loss from unconsolidated entities	66,461	53,723	210,756	56,409

Income tax expense	18,111	8,876	71,213	7,466
Loss from unconsolidated entities, net of tax	—	(2,509)	—	(3,099)

Income from continuing operations, net of tax	48,350	42,338	139,543	45,844
Income (loss) from discontinued operations, net of tax	6,249	(242,613)	16,343	(321,463)

Net income (loss)	54,599	(200,275)	155,886	(275,619)
Less: Net income attributable to noncontrolling interest in subsidiary	(988)	(815)	(2,381)	(2,710)

Net income (loss) attributable to VeriSign, Inc. and subsidiaries common stockholders	$53,611	$(201,090)	$153,505	$(278,329)

Basic income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders from:
Continuing operations	$0.25	$0.21	$0.71	$0.22
Discontinued operations	0.03	(1.25)	0.09	(1.62)

Net income (loss)	$0.28	$(1.04)	$0.80	$(1.40)

Diluted income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders from:
Continuing operations	$0.24	$0.21	$0.71	$0.21
Discontinued operations	0.04	(1.24)	0.08	(1.58)

Net income (loss)	$0.28	$(1.03)	$0.79	$(1.37)

Shares used to compute net income (loss) per share attributable to VeriSign, Inc. and subsidiaries common stockholders:
Basic	192,619	193,853	192,527	198,622

Diluted	193,472	195,930	193,235	202,951

Amounts attributable to VeriSign, Inc. and subsidiaries common stockholders:
Income from continuing operations, net of tax	$47,362	$41,523	$137,162	$43,134
Income (loss) from discontinued operations, net of tax	6,249	(242,613)	16,343	(321,463)

Net income (loss) attributable to VeriSign, Inc. and subsidiaries common stockholders	$53,611	$(201,090)	$153,505	$(278,329)

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$155,886	$(275,619)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on divestiture of businesses, net of tax	46,000	(32,853)
Depreciation of property and equipment	52,321	85,593
Amortization of other intangible assets	9,394	22,758
Estimated (reversals) losses on assets held for sale	(33,293)	308,765
Stock-based compensation	39,405	75,368
Loss on sale and impairment of long-lived assets	14,237	80,534
Impairment of goodwill	—	45,793
Excess tax benefit associated with stock-based compensation	(100,583)	(7,094)
Other, net	(5,951)	5,846
Changes in operating assets and liabilities:
Accounts receivable, net	14,519	30,547
Prepaid expenses and other assets	(7,271)	12,093
Accounts payable and accrued liabilities	28,209	(116,273)
Accrued restructuring costs	(22,841)	29,752
Deferred revenues	32,010	97,830

Net cash provided by operating activities	222,042	363,040

Cash flows from investing activities:
Proceeds from maturities and sales of investments	117,901	1,440
Proceeds from sale of property and equipment	—	48,843
Purchases of property and equipment	(66,067)	(88,093)
Reclassification of cash equivalents to short-term investments	—	(248,403)
Proceeds received from divestiture of businesses, net of cash provided	282,178	60,613
Investment in unconsolidated entities	—	(15,679)
Cash received from trust, previously restricted	—	45,000
Other investing activities	(3,300)	5,697

Net cash provided by (used in) investing activities	330,712	(190,582)

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	32,906	120,591
Repurchases of common stock	(51,682)	(1,276,683)
Proceeds from credit facility	—	200,000
Repayment of short-term debt related to credit facility	—	(200,000)
Excess tax benefit associated with stock-based compensation	100,583	7,094
Dividend paid to noncontrolling interest in subsidiary	(113)	(741)

Net cash provided by (used in) financing activities	81,694	(1,149,739)

Effect of exchange rate changes on cash and cash equivalents	8,790	4,084

Net increase (decrease) in cash and cash equivalents	643,238	(973,197)
Cash and cash equivalents at beginning of period	789,068	1,376,722

Cash and cash equivalents at end of period	$1,432,306	$403,525

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$39,256	$35,677

Dividend payable to noncontrolling interest in subsidiary	$694	$—

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2009		Nine Months Ended September 30, 2009
	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries	Operating Income	Net Income (loss) attributable to VeriSign, Inc. and Subsidiaries
GAAP as reported	$75,130	$53,611	$233,984	$153,505
Discontinued operations		(6,249)		(16,343)
Non-core businesses in continuing operations (1)	424	417	(686)	(1,646)
Adjustments:
Stock-based compensation	10,376	10,376	32,604	32,604
Amortization of other intangible assets	3,112	3,112	9,394	9,394
Impairment of other intangible asset	9,684	9,684	9,684	9,684
Restructuring costs	471	471	5,399	5,399
Non-cash interest expense		1,709		5,008
Tax adjustment (2)		(9,558)		(10,147)

Non-GAAP as adjusted	$99,197	$63,573	$290,379	$187,458

Diluted shares		193,472		193,235

Per diluted share, non-GAAP as adjusted		$0.33		$0.97

(1)	As of September 30, 2009, the Company’s business consists of the following reportable segments: (a) 3IS and (b) Other Services. 3IS consists of core operations of Naming Services and Authentication Services. Authentication Services is comprised of Business Authentication Services, formerly known as Secure Socket Layer Certificate Services; and User Authentication Services, formerly known as Identity and Authentication Services. Other Services consists of non-core businesses in continuing operations.
(2)	Non-GAAP tax is calculated as 30% of income from continuing operations, excluding noncontrolling interest in subsidiary, which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures may not exclude these same items, and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008
Revenues from core (3IS) operations (1)	$256,908	$255,248	$252,212	$248,123	$241,322